UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 25, 2009, Cardinal Health, Inc. (“Cardinal Health”) announced the expiration and final results of a cash tender offer for an aggregate purchase price, excluding accrued interest, fees and expenses, of up to $1,200,000,000 of the following debt securities, as described in the news release dated September 25, 2009 attached as Exhibit 99.1 to this Current Report: (i) 7.80% Debentures due October 15, 2016 of Allegiance Corporation, a wholly owned subsidiary of Cardinal Health (“Allegiance”); (ii) 6.75% Notes due February 15, 2011 of Cardinal Health; (iii) 6.00% Notes due June 15, 2017 of Cardinal Health; (iv) 7.00% Debentures due October 15, 2026 of Allegiance; (v) 5.85% Notes due December 15, 2017 of Cardinal Health; (vi) 5.80% Notes due October 15, 2016 of Cardinal Health; (vii) 5.65% Notes due June 15, 2012 of Cardinal Health; (viii) 5.50% Notes due June 15, 2013 of Cardinal Health; and (ix) 4.00% Notes due June 15, 2015 of Cardinal Health.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release issued by Cardinal Health, Inc. on September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: September 25, 2009	By:	/s/ Stephen T. Falk
	Name:	Stephen T. Falk
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	News release issued by Cardinal Health, Inc. on September 25, 2009.